China Shen Zhou Mining & Resources, Inc. Announces Financial Results for the Third
Quarter Ended September 30, 2010

(All figures are in U.S. dollars)

BEIJING, November 12, 2010 — China Shen Zhou Mining & Resources, Inc. ("China Shen Zhou", or the "Company"), a company engaged in the exploration, development, mining and processing of fluorite, zinc, lead, copper, and other nonferrous metals in China, today announced the financial results for the third quarter ended September 30, 2010.

Third Quarter 2010 Highlights:

Net revenues increased by 110% in the third quarter of 2010 as compared to the same period in 2009 to US $3.62 million from US $1.72 million.

Gross profit increased by approximately 600% in the third quarter of 2010 as compared to the same period in 2009 to US$1.74 million from US$0.25 million.

Gross margin was 48% as compared to 14% in the same period of the prior fiscal year.

Net income attributable to the Company and subsidiaries increased in the third quarter of 2010 to US$0.52 million as compared to a net loss of US$2.15 million in the same period in 2009.

Basic and diluted net income (loss) per share from continuing operations was US$0.02 in the third quarter of 2010 and minus US$0.08 in the third quarter of 2009.

"In the third quarter, we achieved a significant change in operations. Our major processing plants have begun operating at full scale in the third quarter of this year. We believe that this is a new beginning for our business since September 2008 after the crisis. Along with the increase in the price of our final products, this situation brings a positive change to our financial results. We expect that such full-scale operations in our plants will continue to be carried out in 2011." said Ms. Xiaojing Yu, the Chairwoman and CEO of the Company.

About China Shen Zhou Mining & Resources, Inc.

China Shen Zhou Mining & Resources, Inc., through its subsidiary, American Federal Mining Group ("AFMG"), is engaged in the exploration, development, mining, and processing of fluorite and nonferrous metals such as zinc, lead and copper in China. The Company has the following principal areas of interest in China: (a) fluorite extraction and processing in the Sumochaganaobao region of Inner Mongolia; (b) zinc/copper/lead exploration, mining and processing in Wulatehouqi of Inner Mongolia; and (c) zinc/copper exploration, mining and processing in Xinjiang.

For more information, please visit http://www.chinaszmg.com/

Safe Harbor Statement

Certain of the statements made in the press release constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward- looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in the People's Republic of China, variations in cash flow, fluctuation in mineral prices, risks associated with exploration and mining operations, and the potential of securing additional mineral resources, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

For more information, please contact:

In China:
Fulun Song
Office of the Board of Directors
China Shen Zhou Mining & Resources, Inc.
Tel: +86-10-8890-9976
Fax: +86-10-8890-6927
Cell: 13146358911
Email: investors@chinaszky.com
Web:  http://www.chinaszmg.com

In the U.S.:
David Elias
Investor Relations
DME Capital LLC
Tel: +1-516-967-0205
Email: dave@dmecapital.com

Financial Tables to Follow

HINA SHEN ZHOU MINING & RESOURCES, INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	September 30, 2010	December 31, 2009
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash and cash equivalents	$1,497	$333
Accounts receivable, net	266	302
Other deposits and prepayments, net	1,189	855
Inventories	7,950	3,721
Restricted assets	8	740
Total current assets	10,910	5,951

Prepayment for office rent	133	280
Available for sale investment	149	146
Property, machinery and mining assets, net	34,699	34,902
Total assets	$45,891	$41,279

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,885	$4,694
Short term loans	10,792	3,603
Other payables and accruals	5,283	6,667
Taxes payable	655	333
Total current liabilities	19,615	15,297

Due to related parties	2,322	2,297
Total liabilities	21,937	17,594

STOCKHOLDERS’ EQUITY:
Common stock ($0.001 par value; 50,000,000 shares authorized;
27,974,514 shares and 27,214,514 shares issued and outstanding
as of September 30, 2010 and December 31, 2009 respectively)	28	27
Additional paid-in capital	29,270	28,518
Statutory reserves	1,672	1,672
Accumulated other comprehensive income	4,180	3,839
Accumulated deficit	(11,144)	(10,342)
Stockholders' equity - China Shen Zhou Mining & Resources, Inc. and Subsidiaries	24,006	23,714
Noncontrolling interest	(52)	(29)
Total stockholders’ equity	23,954	23,685
Total liabilities and stockholders’ equity	$45,891	$41,279

CHINA SHEN ZHOU MINING & RESOURCES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Amounts in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$3,619	$1,715	$6,722	$3,060
Cost of sales	1,878	1,469	4,455	2,593
Gross profit	1,741	246	2,267	467

Operating expenses:
Selling and distribution expenses	16	52	67	70
General and administrative expenses	1,131	982	3,043	3,166
Total operating expenses	1,147	1,034	3,110	3,236

Net income (loss) from operations	594	(788)	(843)	(2,769)

Other income (expense):
Interest expense	(193)	(936)	(387)	(2,893)
Other, net	106	(8)	406	109
Total other income (loss)	(87)	(944)	19	(2,784)

Income (loss) from continuing operations before income taxes	507	(1,732)	(824)	(5,553)

Income tax expenses	-	-	-	-

Income (loss) from continuing operations	507	(1,732)	(824)	(5,553)

Discontinued operations :
Loss from operations of discontinued component, net of taxes	-	(414)	-	(660)
Loss from discontinued operations	-	(414)	-	(660)

Net income (loss)	507	(2,146)	(824)	(6,213)
Less: Noncontrolling interests attributable to the noncontrolling interests	8	-	22	22
Net income (loss) - attributable to China Shen Zhou Mining & Resources, Inc. and Subsidiaries	515	(2,146)	(802)	(6,191)

Other comprehensive income:
Foreign currency translation adjustments	295	25	341	216
Comprehensive income (loss)	$810	$(2,121)	$(461)	$(5,975)

Net income (loss) per common share – basic and diluted
From continuing operations	0.02	(0.08)	(0.02)	(0.25)
From discontinued operations	-	(0.02)	-	(0.03)
	$0.02	$(0.10)	$(0.02)	$(0.28)

Weighted average common shares outstanding
- Basic and Diluted	27,975	22,215	27,878	22,215

CHINA SHEN ZHOU MINING & RESOURCES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except share data)

	For the Nine Months Ended September 30,
	2010	2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(802)	$(6,191)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss from operations of discontinued component, net of income tax benefits	-	660
Depreciation and amortization	2,226	1,865
Fair value adjustment of warrants	-	17
Accrual of coupon interests and accreted principal	-	1,169
Amortization of deferred financing costs	-	1,207
Amortization of debt issuance costs	-	318
Noncontrolling interests	(22)	(22)
Forgiveness of payroll payables	(300)	-
Changes in operating assets and liabilities:
(Increase) decrease in -
Accounts receivable	41	(61)
Other deposits and prepayments	(317)	(174)
Prepayment for office rent	147	152
Inventories	(4,157)	(615)
Restricted assets	746	(733)
Increase (decrease) in -
Accounts payable	(1,900)	973
Other payables and accruals	(460)	1,001
Taxes payable	316	(94)
Net cash provided by (used in) operating activities from continuing operations	(4,482)	(528)
Net cash provided by (used in) operating activities from discontinued operations	-	1
Net cash used in operating activities	(4,482)	(527)
Cash flows from investing activities:
Purchases of property, machinery and mining assets	(1,374)	(752)
Sales of property, machinery and mining assets	28	-
Net cash used in investing activities from continuing operations	(1,346)	(752)
Net cash provided by disposal of discontinued operations	-	-
Net cash used in investing activities	(1,346)	(752)
Cash flows from financing activities:
Due to related parties	(20)	(620)
Repayment at short-term loans	(3,464)	-
Proceeds from short-term loans	10,583	1,846
Net cash provided by financing activities	7,099	1,226
Foreign currency translation adjustment	(107)	(5)

Net increase in cash and cash equivalents	1,164	(58)

Cash and cash equivalents at the beginning of the period	333	205
Cash and cash equivalents at the end of the period	$1,497	$147

Non-cash investing and financing activities
Shares issued to employees as share based compensation	$752	$-

Supplemental disclosures of cash flow information:
Cash paid for interest expenses	$285	$166
Cash paid for income tax	$-	$-